Exhibit 10.38

SERIES D PREFERRED STOCK

CONVERSION AGREEMENT

This Series D Preferred Stock Conversion Agreement (this “Agreement”) is made and entered into as of this _____ day of July, 2014 (the “Effective Date”) by and between Armada Water Assets, Inc., a Nevada corporation (“Issuer”), and the stockholder listed on Schedule A hereto (hereafter “Stockholder”).

Recitals

WHEREAS, Issuer contemplates an initial public offering through an underwriter in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, there are 1,500,000 shares of Series D Preferred Stock, $0.0001 par value per share (“Preferred Stock”) issued and outstanding as of the Effective Date, which are subject to the rights, preferences and privileges set forth in the Amended and Restated Certificate of Designation of the Series D Preferred Stock as previously filed with the Secretary of State of the State of Nevada on February 10, 2014 as amended on the _____ day of July, 2014 (the “Certificate of Designation”);

WHEREAS, Section 5(l) of the Certificate of Designation allows Issuer and the Stockholder to agree to the conversion of Preferred Stock into shares of Issuer’s Common Stock, $0.0001 par value per share (“Common Stock”); and

WHEREAS, effective upon closing of the Issuer’s initial public offering, the Stockholder, who is listed on Schedule A hereto, has agreed to convert all of its shares of Preferred Stock into shares of Issuer’s Common Stock, $0.0001 par value per share (“Common Stock”), on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
CONVERSION OF SECURITIES

Section 1.1.          IPO Conversion and Surrender of the Preferred Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing (a) Stockholder shall convert all of its shares of Preferred Stock into a number of shares of the Common Stock listed on Schedule A hereto; and (b) Issuer will issue and deliver to Stockholder, and Stockholder will receive from Issuer, the number of shares of Common Stock set forth on Schedule A hereto.

Section 1.2.          Closing. The agreement to convert set forth in Section 1.1 of this Agreement (the “IPO Conversion”) is made as of the Effective Date and may not be canceled or revoked by Issuer or Stockholder. The IPO Conversion shall take place (the “Closing”) upon Issuer’s initial public offering through an underwriter in a transaction registered under the Securities Act.

Section 1.3.          Elements of the IPO Conversion. The IPO Conversion shall be subject to the following:

(a)          All of the holders of the Preferred Stock shall convert all of their shares of Preferred Stock. If upon Issuer’s initial public offering fewer than all the holders of the Preferred Stock are parties to this Agreement, then this Agreement shall terminate and the IPO Conversion shall not occur.

(b)          The Closing shall only occur upon Issuer’s initial public offering through an underwriter in a transaction registered under the Securities Act. If Issuer’s initial public offering has not occurred by October 31, 2014, then this Agreement shall terminate and the IPO Conversion shall not occur.

(c)          The IPO Conversion shall occur pursuant to the “Optional Conversion” right set forth in Section 5(l) of the Certificate of Designation.

(d)          At the Closing, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon the IPO Conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of Issuer, that notice from Issuer shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

Section 1.4.          Release. In consideration of the promises and covenants set forth in this Agreement and for other good and valuable consideration, Stockholder for itself and on behalf of its subsidiaries, directors, officers, stockholders, members, partners, affiliates, employees, agents, attorneys, accountants, successors, heirs and assigns, does hereby fully and irrevocably remise, release and forever discharge each of Issuer, its subsidiaries, affiliates, officers, directors, employees, stockholders, agents, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”) of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, provincial, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that Stockholder ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the Effective Date, solely as it relates to the Preferred Stock. Stockholder represents, warrants and covenants that it has not sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released. Stockholder further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against any of the Released Parties with respect to any matter covered by the release set forth herein and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth herein.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Issuer as follows:

Section 2.1.          Ownership of Preferred Stock. Stockholder is the sole record and beneficial owner of the Preferred Stock listed on Schedule A hereto. The Preferred Stock is not subject to any encumbrances, and Stockholder has not granted any rights to purchase the Preferred Stock to any other person or entity. Stockholder has the sole right to transfer the Preferred Stock to Issuer.

Section 2.2.          Organization of Stockholder. Stockholder, if an entity, is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

Section 2.3.          Authority; Non-Contravention.

(a)          Stockholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Stockholder and constitutes the valid and legally binding obligation of Stockholder, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(b)          The execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any material property or assets of Stockholder, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument to which Stockholder is a party or by which Stockholder is bound or to which any of the material property or assets of Stockholder is subject, (ii) result in any violation of the provisions of the governing instruments of Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Stockholder or any of its properties or assets, except where such violation will not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, Stockholder’s equity, properties or business of Issuer and its subsidiaries taken as a whole.

(c)          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Stockholder or any of its properties or assets is required for the execution, delivery and performance of this Agreement by Stockholder or the consummation of the transactions contemplated hereby.

Section 2.4.          Restrictive Legend. Stockholder acknowledges that the Common Stock to be issued by Issuer to Stockholder hereunder has not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available in the opinion of counsel reasonably acceptable to Issuer. Stockholder acknowledges that the certificate representing the Common Stock to be issued by Issuer to Stockholder hereunder will bear the following legend:

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THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO ISSUER.

Section 2.5.          Accredited Investor. Stockholder is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Section 2.6.          No General Solicitation. Stockholder is unaware of, and in deciding to acquire the Shares is in no way relying upon, and did not become aware of the conversion of the Preferred Stock through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with such conversion.

Section 2.7.          Placement and Finder’s Fees. No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Stockholder or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Stockholder.

Section 2.8.          Investment Intent. The Common Stock to be issued to Stockholder is being acquired for the Stockholder’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Stockholder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Stockholder further represents that Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Common Stock to be issued by Issuer to Stockholder.

Section 2.9.          Investment Risk. Stockholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Issuer so that it is capable of evaluating the merits and risks of its investment in Issuer. Stockholder acknowledges that an investment in the Common Stock issued pursuant to this Agreement involves a high degree of risk as Issuer remains in the early stage of its development, having only recently commenced the operations of its various business units. Thus, Issuer and its subsidiaries have only a very brief history of operations, and it is uncertain how these business units will operate on a combined basis and whether these various business units can be operated at a profit. Stockholder understands that it must bear the economic risk of this investment until the Common Stock are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

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Section 2.10.         Access to Information. In making its decision to acquire the Common Stock, Stockholder confirms that it has carefully reviewed all information regarding Issuer as it has deemed necessary in order to make an informed investment decision with respect to an investment in the Common Stock; that it has had the opportunity to ask representatives of Issuer certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of Issuer and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment. Stockholder specifically acknowledges that it has been provided with and reviewed to its satisfaction, information regarding Issuer’s finances, management team, capitalization, material acquisitions, description of outstanding securities, plan of operations, material business risks and the like.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer represents and warrants to Stockholder as follows:

Section 3.1.          Organization of Issuer. Issuer, if an entity, has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with all corporate power and authority necessary to conduct the business in which it is engaged and Issuer is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of its properties or assets or the conduct of its businesses requires such qualification or license, except where the failure to be so qualified or be so licensed or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, Stockholder’s equity, properties or business of Issuer and its subsidiaries taken as a whole.

Section 3.2.          Duly Issued Shares. The shares of Common Stock to be issued to Stockholder hereunder have been duly authorized and, upon delivery in accordance with this Agreement, (a) will be validly issued, fully paid and non-assessable, and (b) will not be subject to any encumbrances, other than those imposed by Stockholder or under applicable federal and state securities laws.

Section 3.3.          Authority; Non-Contravention.

(a)          Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly (i) authorized by Issuer, and (ii) executed and delivered by Issuer. This Agreement constitutes the valid and legally binding obligation of Issuer, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

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(b)          The execution, delivery and performance of this Agreement by Issuer and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a material breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any material property or assets of Issuer, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the material property or assets of Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the governing instruments of Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Issuer or any of its properties or assets, except where such violation will not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, Stockholder’s equity, properties or business of Issuer and its subsidiaries taken as a whole.

(c)          No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Issuer or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by Issuer or the consummation of the transactions contemplated hereby.

(d)          The issuance of the shares of Common Stock by Issuer to Stockholder pursuant to this Agreement does not require registration under the Securities Act.

ARTICLE IV
GENERAL PROVISIONS

Section 4.1.          General. Each of the parties will use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, as soon as possible, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other transactions contemplated by this Agreement. In the event that at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party may reasonably request, at the sole cost and expense of the requesting party.

Section 4.2.          Survival.

(a)          The representations and warranties contained in Articles II and III will survive the Effective Date and the Closing and continue in full force and effect indefinitely, and

(b)          any covenants or agreements contained in this Agreement, which by their terms have any remaining obligation to be performed or observed following the occurrence of the Effective Date and the Closing will survive and continue in full force and effect until fully performed or observed in accordance with their terms.

Section 4.3.          Additional Covenants. Stockholder covenants and agrees with Issuer as follows:

(a)          Stockholder agrees that it will not disclose, and will not include in any public announcement, the name of Issuer, unless expressly agreed to by Issuer or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

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(b)          Stockholder agrees not to effect any sales in the shares of the Common Stock while in possession of material, non-public information regarding Issuer if such sales would violate applicable securities laws.

(c)          Stockholder agrees in connection with an initial public offering that occurs upon the Closing, that unless waived in writing by the managing underwriter, not to sell or transfer any shares of Common Stock of Issuer for a period of up to 180 days from the completion of any such initial public offering, plus up to an additional 20 days to the extent necessary to comply with applicable regulatory requirements following such public offering.

Section 4.4.          Notices. Any notice, request, instruction or other communication to be given hereunder will be in writing and delivered personally or sent by reputable, overnight courier service (charges prepaid), or by facsimile, according to the instructions set forth below. Such notices will be deemed given (a) at the time delivered by hand, if personally delivered, (b) on the day of delivery if during normal business hours (or on the following business day if not sent during normal business hours), if sent by reputable, overnight courier service, and (c) at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile. Such notices, demands and other communications will be sent to Issuer and Stockholder, as the case may be at the addresses indicated below:

if to Issuer:

Armada Water Assets, Inc.

2425 Fountain View Drive, Suite 300

Houston, Texas 77057

Facsimile: (832) 262-4606

Attention: Sami Ahmad, CFO

with a copy to (which will not constitute notice to Issuer):

Fox Rothschild LLP

2000 Market Street, 20th Floor

Philadelphia, Pennsylvania 19103

Facsimile: (215) 299-2150

Attention: Stephen M. Cohen, Esq.

if to Stockholder:

At the address for Stockholder set forth in Issuer’s transfer records.

Section 4.5.          Counterparts. this Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. Facsimiles or other electronic copies of signatures will be deemed to be originals.

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Section 4.6.          Governing Law. This Agreement will be deemed to be a contract made under the laws of the State of Nevada and for all purposes will be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the state and federal courts sitting in the City of Philadelphia, Pennsylvania in connection with any action, suit or proceeding arising out of or relating to this Agreement.

Section 4.7.          Entire Agreement. This Agreement constitutes the entire agreement of Issuer and Stockholder with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Issuer and Stockholder with respect to the subject matter hereof.

Section 4.8.          Amendment and WaiverThis Agreement may be amended, modified or supplemented, and any of the provisions hereof may be waived, provided that the same are in writing and signed by Issuer and Stockholder.

Section 4.9.          Assignment. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement will be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 4.10.         Counsel Review. Stockholder acknowledges that it has read and understands the contents of this Agreement. Stockholder acknowledges that it has been specifically advised by Issuer: (i) that this Agreement has been prepared by Fox Rothschild LLP specifically on behalf of Issuer; and (ii) to consult with an attorney before signing it. Stockholder further acknowledges that this Agreement was reached after negotiation in which Stockholder was advised to be, and afforded the opportunity to be, represented by counsel. Stockholder acknowledges that it has executed this Agreement voluntarily and of its own free will, without coercion and with full knowledge of what it means to do so.

[Signature page follows]

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IN WITNESS WHEREOF, Issuer and Stockholder have caused this Conversion Agreement to be signed, all as of the date first written above.

ISSUER:

ARMADA WATER ASSETS, INC.

By:
Maarten Propper, Chief Executive Officer

STOCKHOLDER:

UB WATER, LLC

BY:
Name:
Title:

[Signature Page to Conversion Agreement]

Schedule A

Name of Stockholder	Shares of Preferred Stock	Shares of Common Stock

UB Water, LLC	1,500,000	50,000
Total	1,500,000	50,000